Exhibit 10.11
Loan No. V_69437
FIXED RATE NOTE

$39,400,000.00	January 17, 2008
     FOR VALUE RECEIVED, BPLAST LANDLORD (DE) LLC, a Delaware limited liability company, having its principal place of business at c/o W.P. Carey & CO. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020 (hereinafter referred to as “Borrower”), promises to pay to the order of JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, its successors and assigns (hereinafter referred to as “Lender”), at the office of Lender or its agent, designee, or assignee at 270 Park Avenue, New York, New York 10017, Attention: Loan Servicing, or at such place as Lender or its agent, designee, or assignee may from time to time designate in writing, the principal sum of THIRTY NINE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($39,400,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined) at all times prior to the occurrence of an Event of Default (as defined in the Security Instrument [hereinafter defined]), and to be paid in installments as set forth below. Unless otherwise herein defined, all initially capitalized terms shall have the meanings given such terms in the Security Instrument.
1. PAYMENT TERMS
     Principal and interest due under this Note shall be paid as follows:
     (a) A payment of interest only on the date hereof for the period from the date hereof through January 31, 2008, both inclusive; and
     (b) A constant payment of principal and interest in the amount of $251,592.54, on the first day of March, 2008 and on the first day of each calendar month thereafter up to and including the first day of January, 2018;
with payments under this Note to be applied as follows:
          (i) First, to the payment of interest and other costs and charges due in connection with this Note or the Debt, as Lender may determine in its sole discretion; and
          (ii) The balance shall be applied toward the reduction of the principal sum;
and the balance of said principal sum, together with accrued and unpaid interest and any other amounts due under this Note shall be due and payable on the first day of February, 2018 or upon earlier maturity hereof whether by acceleration or otherwise (the “Maturity Date”). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year and paid for the actual number of days elapsed and on the basis of a thirty (30) year amortization schedule. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever. Borrower and Lender understand that the actual payment schedule described herein will not amortize fully the principal amount of the Note and that a “balloon payment” will thus be due on the Maturity Date. In any event, on the Maturity Date, Borrower shall make a final payment in the amount equal to the sum of all outstanding principal, plus any and all accrued and unpaid interest and all other amounts due hereunder.
2. INTEREST
     The term “Applicable Interest Rate” means from the date of this Note through and including the Maturity Date, a rate of Six and Five Thousand Nine Hundred Eighty Five Ten-Thousandths Percent (6.5985%) per annum.
3. SECURITY
     This Note is secured by, and Lender is entitled to the benefits of, the Security Instrument, the Assignment, the Environmental Agreement, and the other Loan Documents (hereinafter defined). The term “Security Instrument” means, collectively, the (i) Mortgage and Security Agreement on certain premises located in Vanderburgh County, Indiana dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises as more particularly described therein, (ii) Mortgage and Security Agreement on certain premises located in Douglas County, Kansas dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises as more particularly described therein, and (iii) Deed of Trust and Security Agreement on certain premises located in Baltimore County, Maryland dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises as more particularly described therein (which premises, together with all properties, rights, titles, estates and interests now or hereafter securing the Debt and/or other obligations of Borrower under the Loan Documents, are collectively referred to herein as the “Property”). The term “Assignment” means, collectively, the three (3) Assignments of Leases and Rents of even date herewith executed by Borrower in favor of Lender. The term “Environmental Agreement” means the Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Lender. The term “Loan Documents” refers collectively to this Note, the Security Instrument, the Assignment, the Environmental Agreement, and any and all other documents executed in connection with this Note or now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note or pertains to indebtedness evidenced by this Note.
4. LATE FEE
     If any installment payable under this Note (including the final installment due on the Maturity Date) is not received by Lender prior to the tenth (10th) calendar day after the same is due (without regard to any applicable cure and/or notice period), Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) three percent (3%) of such unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents.
5. DEFAULT AND ACCELERATION
     So long as an Event of Default exists, Lender may, at its option, without notice or demand to Borrower, declare the Debt immediately due and payable. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Borrower arising from or related to the Loan Documents, Borrower also agrees to pay to Lender on demand all reasonable, actual out of pocket costs of collection or defense incurred by Lender, including reasonable attorneys’ fees for the services of counsel whether or not suit be brought; provided, however, that if Lender is not the prevailing party, as determined by a non-appealable, final judgment or decision of a court of competent jurisdiction, then Borrower will not be responsible for Lender costs of collection or defense in connection with such action.
6. DEFAULT INTEREST
     Upon the occurrence and during the continuance of an Event of Default Borrower shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the greater of (i) three percent (3%) above the Applicable Interest Rate or (ii) three percent (3%) above the Prime Rate (hereinafter defined), in effect at the time of the occurrence of the Event of Default (the “Default Rate”). The term “Prime Rate” means the prime rate reported in the Money Rates section of The Wall Street Journal. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term “Prime Rate” shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing and general circulation chosen by Lender. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available and verifiable to Borrower but is beyond Lender’s control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of a sum of money reasonably determined by Lender to be sufficient to cure the Event of Default. Amounts of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.
7. PREPAYMENT
     (a) The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the Maturity Date. If following the occurrence of any Event of Default, Borrower shall tender payment to Lender or Lender shall receive proceeds (whether through foreclosure or the exercise of the other remedies available to Lender under the Security Instrument or the other Loan Documents), Borrower shall pay in addition to interest accrued and unpaid on the principal balance of this Note and all other sums then due under this Note and the other Loan Documents a prepayment consideration in an amount equal to the greater of (A) one percent (1%) of the outstanding principal balance of this Note at the time such payment or proceeds are received, or (B) (x) the present value as of the date such payment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined), less (y) the amount of the payment or proceeds received. The term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The term “Treasury Rate” means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date the payment of such proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration, which shall be conclusive except in the case of manifest error. Notwithstanding the foregoing, Borrower shall have the additional privilege to prepay the entire principal balance of this Note (together with any other sums constituting the Debt) on any scheduled payment date occurring on or after that date which is three (3) months preceding the Maturity Date (the “Open Date”) without any fee or consideration for such privilege.
     (b) If the prepayment results from the application to the Debt of the casualty or condemnation proceeds from the Property, no prepayment consideration will be imposed. Partial prepayments of principal resulting from the application of casualty or condemnation proceeds to the Debt shall change the amounts of subsequent monthly installments as hereinafter provided, but shall not change the dates on which such installments are due, unless Lender shall otherwise agree in writing. As of the date such proceeds are applied by Lender to reduce the outstanding principal balance of this Note, the monthly installment of interest and principal set forth in Section 1(b) of this Note shall be recomputed at the Applicable Interest Rate and the outstanding principal balance of this Note remaining following such application, based upon an amortization schedule of 30 years less the period from the first day of the calendar month following the date of the advance hereunder to the date of the application of such proceeds. Lender’s determination of such recalculated payment shall be binding and conclusive on Borrower.
     (c) (i) Notwithstanding any provision of this Section 7 to the contrary, at any time after the earlier of (1) the date which is two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”), of a “real estate mortgage investment conduit,” within the meaning of Section 860D of the Code, that holds this Note, and (2) a regularly scheduled payment date on or after that date which is four (4) years after the date of the first monthly payment due under Section 1(b), and provided no Event of Default (or any event which with the passage of time or the giving of notice, or both, could become an Event of Default) has occurred under the Security Instrument or under any of the Loan Documents, Borrower may cause the release of the entire Property (in whole but not in part) from the lien of the Security Instrument and the other Loan Documents (a “Total Defeasance”) upon the satisfaction of the following conditions precedent:
     (A) not less than thirty (30) days, or such lesser time frame or other date as shall be agreed to by Lender, prior written notice to Lender specifying a regularly scheduled payment date (the “Total Defeasance Release Date”) on which the Total Defeasance Deposit (hereinafter defined) is to be made;
     (B) the payment to Lender of interest accrued and unpaid on the principal balance of this Note to and including the Total Defeasance Release Date;
     (C) the payment to Lender of all other sums, not including scheduled interest or principal payments, due under this Note, the Security Instrument and the other Loan Documents;
     (D) the payment to Lender of the Total Defeasance Deposit; and
     (E) the delivery to Lender of:
     (1) a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Total Defeasance Deposit and the U.S. Obligations (hereinafter defined) purchased on behalf of Borrower with the Total Defeasance Deposit in accordance with this subparagraph (the “Total Defeasance Security Agreement”);
     (2) a release of the entire Property from the lien of the Security Instrument (for execution by Lender) in a form appropriate for the jurisdiction in which the Property is located;
     (3) an officer’s certificate of Borrower certifying that the requirements set forth in this subparagraph (i) have been satisfied;
     (4) an opinion of a certified public accountant reasonably acceptable to Lender to the effect that the Total Defeasance Deposit is adequate to provide payment on or prior to, but as close as possible to, all successive scheduled payment dates after the Total Defeasance Release Date upon which interest and principal payments are required under this Note until the Open Date (including the interest and principal amounts scheduled to be outstanding on the Open Date) and in amounts equal to the scheduled payments due on such dates under this Note;
     (5) payment of all of Lender’s third party expenses incurred in connection with the defeasance including, without limitation, reasonable attorneys fees; and

     (6) such other certificates, documents or instruments as Lender may reasonably request.
          In connection with the conditions set forth in subsection (c)(i)(E) above, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Total Defeasance Deposit to purchase U.S. Obligations which provide payment on or prior to, but as close as possible to, all successive scheduled payment dates after the Total Defeasance Release Date upon which interest and principal payments are required under this Note through the Open Date (including the interest and principal amounts scheduled to be outstanding on the Open Date) and in amounts equal to the scheduled payments due on such dates under this Note (the “Scheduled Total Defeasance Payments”). Borrower, pursuant to the Total Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Lender and applied to satisfy the obligations of the Borrower under this Note.
          (ii) Upon compliance with the requirements of this subsection (c), the Property shall be released from the lien of the Security Instrument and the pledged U.S. Obligations shall be the sole source of collateral securing this Note. Any portion of the Total Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by subparagraph (c)(i) above and satisfy the Borrower’s obligations under this subsection (c) shall be remitted to the Borrower with the release of the Property from the lien of the Security Instrument.
          (iii) For purposes of this subsection (c), the following terms shall have the following meanings:
     (A) The term “Total Defeasance Deposit” shall mean an amount equal to 100% of the remaining principal amount of this Note, the Total Defeasance Yield Maintenance Premium, any reasonable, actual out of pocket costs and expenses incurred or to be incurred in the purchase of the U.S. Obligations necessary to meet the Scheduled Total Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of this Note or otherwise required to accomplish the agreements of this subsection;
     (B) The term “Total Defeasance Yield Maintenance Premium” shall mean the amount (if any) which, when added to the remaining principal amount of this Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Total Defeasance Payments; and
     (C) The term “U.S. Obligations” shall mean direct non-callable obligations of the United States of America.
          (iv) Upon the release of the entire Property in accordance with this subsection (c), Borrower shall assign all its obligations and rights under this Note, together with the pledged Total Defeasance Deposit, to a successor special purpose entity designated by Borrower and acceptable to Lender in its reasonable discretion. Such successor entity shall execute an assumption agreement in form and substance reasonably satisfactory to Lender pursuant to which it shall assume Borrower’s obligations under this Note and the Total Defeasance Security Agreement. In connection with such assignment and assumption, Borrower shall (x) deliver to Lender an opinion of counsel in form and substance and delivered by counsel reasonably satisfactory to Lender stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that this Note, the Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all reasonable, actual out of pocket costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). In connection with such assignment and assumption, Borrower and any Guarantor shall be released of personal liability under the Note and the other Loan Documents, but only as to acts or events occurring after the closing of such assignment and assumption.
          (v) Upon the release of the entire Property in accordance with this subsection (c), Borrower shall have no further right to prepay this Note pursuant to the other provisions of this Section 7 or otherwise.
     (d) (i) Notwithstanding any provision of this Section 7 to the contrary, at any time after the earlier of (1) the date which is two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Code, of a “real estate mortgage investment conduit,” within the meaning of Section 860D of the Code, that holds this Note, and (2) a regularly scheduled payment date on or after that date which is four (4) years after the date of the first monthly payment due under Section 1(b), and provided no Event of Default (or any event which with the passage of time or the giving of notice, or both, could become an Event of Default) has occurred and is continuing under the Security Instrument or under any of the Loan Documents, Borrower may cause the release of one or more of the Release Parcels (a “Partial Defeasance”) from the lien of the Security Instrument and the other Loan Documents upon the satisfaction of the following conditions precedent:
     (A) not less than thirty (30) days, or such lesser time frame or other date as shall be agreed to by Lender, prior written notice to Lender specifying a regularly scheduled payment date (the “Partial Defeasance Release Date”) on which the Partial Defeasance Deposit (hereinafter defined) is to be made and specifying the Release Parcel;
     (B) the payment to Lender of interest accrued and unpaid on the principal balance of this Note to and including the Partial Defeasance Release Date;
     (C) the payment to Lender of all other sums, not including scheduled interest or principal payments, due under this Note, the Security Instrument and the other Loan Documents;
     (D) the payment to Lender of the Partial Defeasance Deposit;

     (E) after giving effect to such release, the remainder of the Property must have a Debt Service Coverage Ratio equal to or greater than the greater of (i) the Debt Service Coverage Ratio with respect to the entire Property as of the Closing Date and (ii) the Debt Service Coverage Ratio with respect to the entire Property immediately prior to the date of the Partial Defeasance;
     (F) after giving effect to the release, the loan to value ratio, as established by an appraisal that would be acceptable to a prudent lender originating commercial mortgage loans for securitization similar to the Loan, or if a Securitization has occurred, acceptable to the Rating Agencies, shall not be greater than the lesser of (i) forty five percent (45%), and (ii) the loan to value ratio with respect to the entire Property immediately prior to the date of the Partial Defeasance;
     (G) the delivery to Lender of:
     (1) a release of the applicable Release Parcel from the lien of the applicable Security Instrument (for execution by Lender) in a form appropriate for the jurisdiction in which the Property is located;
     (2) a date down endorsement to Lender’s title insurance policies insuring the lien on the Property remaining after the Partial Defeasance;
     (3) such estoppels from any guarantors of the Note or replacement guarantors and such other legal opinions regarding substantive consolidation issues, enforceability, no adverse impact on the Securities or any REMIC holding the Note and similar matters as Lender may require;
     (4) the execution and delivery to Lender of such modifications to the Loan Documents executed by such parties and containing such terms and conditions as Lender may require in its sole and absolute discretion prior to such sale or transfer (provided that in the event the Loan is included in a REMIC and is a performing Loan, no modification to the terms and conditions shall be made or permitted that would cause (A) any adverse tax consequences to the REMIC or any holders of any Mortgage-Backed Pass-Through Securities, (B) the Security Instrument to fail to be a Qualifying Security Instrument under applicable federal law relating to REMIC’s, or (C) result in a taxation of the income from the Loan to the REMIC or cause a loss of REMIC status);
     (5) [intentionally omitted];
     (6) [intentionally omitted];
     (7) evidence that fee simple title to the related Release Parcel shall be conveyed to a person or entity other than Borrower simultaneously with the release;

     (8) a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Partial Defeasance Deposit (hereinafter defined) and the U.S. Obligations purchased on behalf of Borrower with the Partial Defeasance Deposit in accordance with this subparagraph (the “Partial Defeasance Security Agreement”);
     (9) an officer’s certificate of Borrower certifying that the requirements set forth in this subparagraph (i) have been satisfied;
     (10) an opinion of a certified public accountant reasonably acceptable to Lender to the effect that the Partial Defeasance Deposit is adequate to provide payment on or prior to, but as close as possible to, all successive scheduled payment dates after the Partial Defeasance Release Date upon which interest and principal payments are required under the Defeased Note until the Open Date (including the interest and principal amounts scheduled to be outstanding on the Open Date) and in amounts equal to the scheduled payments due on such dates under the Defeased Note;
     (11) payment of all of Lender’s third party expenses incurred in connection with the defeasance, including, without limitation, reasonable attorneys fees;
     (12) such other certificates, documents or instruments as Lender may reasonably requests;
     (13) all necessary documents to amend and restate this Note and issue two substitute notes, one note having a principal balance equal to 125% of the Partial Release Amount for the applicable Release Parcel (the “Defeased Note”), and the other note having a principal balance equal to the excess of (A) the original principal amount of the Loan, over (B) the amount of the Defeased Note (the “Undefeased Note”). The Defeased Note and the Undefeased Note shall have identical terms as this Note except for the principal balance. A Defeased Note may not be the subject of any further defeasance;
     (14) if the Primary Lease is still in effect, an amendment to the Primary Lease to remove the applicable Release Parcel from the leased premises which does not reduce rent or other amounts payable to landlord under the Primary Lease by an amount greater than 54% for the Indiana Property, 25% for the Kansas Property or 21% for the Maryland Property and which does not otherwise amend the terms or provisions of the Primary Lease, and
     (15) an updated rent roll for the remaining Property certified by the Borrower, and an opinion letter from Borrower’s legal counsel confirming that such counsel has reviewed all leases identified in the updated rent roll and that the Release of the applicable Release Parcel will not constitute a default by Borrower under any of such leases.

     In connection with the conditions set forth in subsection (d)(i)(G) above, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Partial Defeasance Deposit to purchase U.S. Obligations which provide payment on or prior to, but as close as possible to, all successive scheduled payment dates after the Partial Defeasance Release Date upon which interest and principal payments are required under the Defeased Note through the Open Date (including the interest and principal amounts scheduled to be outstanding on the Open Date) and in amounts equal to the scheduled due on such dates under the Defeased Note (the “Scheduled Partial Defeasance Payments”). Borrower, pursuant to the Partial Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Lender and applied to satisfy the obligations of the Borrower under the Defeased Note.
     (ii) Upon compliance with the requirements of this subsection (d) the applicable Release Parcel shall be released from the lien of the Security Instrument and the pledged U.S. Obligations shall be the sole source of collateral securing the Defeased Note. Any portion of the Partial Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by subparagraph (d)(i) above and satisfy the Borrower’s obligations under this subsection (d) shall be remitted to the Borrower with the release of the related Release Parcel from the lien of the Security Instrument.
     (iii) For purposes of this subsection (d), the following terms shall have the following meanings:
     (A) The term “Partial Defeasance Deposit” shall mean an amount equal to the principal amount of the Defeased Note, the Partial Defeasance Yield Maintenance Premium, any reasonable, out of pocket costs and expenses incurred or to be incurred in the purchase of the U.S. Obligations necessary to meet the Scheduled Partial Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Defeased Note or otherwise required to accomplish the agreements of this subsection;
     (B) The term “Partial Defeasance Yield Maintenance Premium” shall mean the amount (if any) which, when added to the remaining principal amount of the Defeased Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Partial Defeasance Payments;
     (C) The term “Partial Release Amount” shall mean, with respect to the Release Parcels, the following amounts: $21,276,000.00 for the Indiana Property; $9,850,000.00 for the Kansas Property; and $8,274,000.00 for the Maryland Property; and
     (D) The term “Release Parcel” shall mean either the Indiana Property, the Kansas Property or the Maryland Property individually (provided that the Indiana Property shall not be a Release Parcel if either of the Kansas Property or the Maryland

Property has been defeased; i.e. only the Kansas Property and the Maryland Property may be defeased in combination with one another).
     (iv) Upon the release of the Release Parcel in accordance with this subsection (d), Borrower shall assign all its obligations and rights under the Defeased Note, together with the pledged Partial Defeasance Deposit, to a successor special purpose entity designated by Borrower and acceptable to Lender in its reasonable discretion. Such successor entity shall execute an assumption agreement in form and substance reasonably satisfactory to Lender pursuant to which it shall assume Borrower’s obligations under the Defeased Note and the Partial Defeasance Security Agreement. In connection with such assignment and assumption, Borrower shall (x) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that the Defeased Note, the Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all reasonable, actual out of pocket costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation).
8. SAVINGS CLAUSE
     This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
9. WAIVERS
     (a) Except as specifically provided in the Loan Documents, Borrower and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, protest and notice of protest, acceleration and notice of intention to accelerate, and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Borrower and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance by Lender of further collateral, (iii) the release by Lender of any existing collateral for the payment of this Note, (iv) to any and all renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and/or (v) that additional Borrowers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note or any endorser or guarantor hereof even though the Borrower or such endorser or guarantor is not a party to such agreement.
     (b) Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Lender.
10. EXCULPATION
     (a) Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications below, Lender and Borrower agree that:
          (i) Borrower shall be liable upon the Debt and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor; provided, however, that in the event (A) of fraud, willful misconduct or intentional misrepresentation by Borrower, its general partners, if any, its members, if any, its principals, its affiliates, its agents or its employees or by any Guarantor in connection with the loan evidenced by this Note, (B) of a breach or default under Sections 4.3 or 8.2 of the Security Instrument, or (C) the Property or any part thereof becomes an asset in a voluntary bankruptcy or insolvency proceeding, the limitation on recourse set forth in this Subsection 10(a) will be null and void and completely inapplicable, and this Note shall be with full recourse to Borrower.
          (ii) If a default occurs in the timely and proper payment of all or any part of the Debt, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Security Instrument, the Other Loan Documents and the interest in the Property, the Rents and any other collateral given to Lender created by the Security Instrument and the Other Loan Documents; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise herein provided, sue for, seek or demand any deficiency judgment against Borrower in any action or proceeding, under or by reason of or under or in connection with this Note, the Other Loan Documents or the Security Instrument.
          (iii) The provisions of this Subsection 10(a) shall not (A) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Loan Documents or the Security Instrument; (B) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (C) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security Instrument, or the Other Loan Documents; (D) impair the right of Lender to obtain the appointment of a receiver; (E) impair the enforcement of the Assignment executed in connection herewith; (F) impair the right of Lender to enforce the provisions of Article 11 of the Security Instrument; or (G) impair the right of Lender to obtain a deficiency judgment or judgment on this Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instrument; provided, however, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards.
          (iv) Notwithstanding the provisions of this Article to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (A) the misapplication or misappropriation of Rents during the continuance of an Event of Default; (B) the misapplication or misappropriation of insurance proceeds or condemnation awards; (C) (intentionally omitted); (D) any act of actual physical waste or arson by Borrower, any principal, affiliate, general partner or member thereof or by any Guarantor; (E) (intentionally omitted); (F) Borrower’s failure to comply with the provisions of Section 11.2 of the Security Instrument; or (G) any breach of the Environmental Agreement.
     (b) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt, owing to Lender in accordance with this Note, the Security Instrument and the Other Loan Documents.
11. AUTHORITY
     Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Borrower. Borrower further represents that the loan evidenced by the Loan Documents was made for business or commercial purposes and not for personal, family or household use.
12. NOTICES

     All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Security Instrument, directed to the parties at their respective addresses as provided therein.
13. TRANSFER
     Lender shall have the unrestricted right at any time or from time to time and at its sole cost and expense to sell this Note and the loan evidenced by this Note and the Loan Documents or participation interests therein. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender hereunder.
14. WAIVER OF TRIAL BY JURY
     EACH OF BORROWER AND LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF BORROWER AND LENDER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.
15. APPLICABLE LAW
     THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE

DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE, AND THE OTHER LOAN DOCUMENTS, AND THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
Reed Smith LLP
One Liberty Place
Philadelphia, Pennsylvania 19103
Attention: Chairman, Real Estate Department
Facsimile No.: (215) 851-1421
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT,

ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR
16. JURISDICTION
     BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.
17. NO ORAL CHANGE
     The provisions of this Note and the Loan Documents may be amended or revised only by an instrument in writing signed by the Borrower and Lender. This Note and all the other Loan Documents embody the final, entire agreement of Borrower and Lender and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender. There are no oral agreements between Borrower and Lender.
[SIGNATURE PAGE FOLLOWS]

     This FIXED RATE NOTE is executed as of the day and year first above written.
BORROWER:
BPLAST LANDLORD (DE) LLC, a Delaware limited
liability company
BY:  BPLAST 16 MANAGER (DE) QRS 16-129, INC.,
        a Delaware corporation

By:	/s/ Benjamin P. Harris
	Name:	Benjamin P. Harris
	Title:	Managing Director